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                                                                      Exhibit 99

Mace Security International, Inc.
1000 Crawford Place, Suite 400
Mt. Laurel, NJ 08054
(856) 778-2300 - www.mace.com
Eduardo Nieves, Jr., Investor Relations

FOR IMMEDIATE RELEASE
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          MACE SECURITY INTERNATIONAL TO ACQUIRE WASH DEPOT HOLDINGS,
             A CAR WASH CHAIN WITH ANNUAL REVENUES OF $109 MILLION

Mount Laurel, New Jersey, March 9, 2000 -- Mace Security International, Inc.
(Mace) (Nasdaq: Mace) today announced that it has signed a definitive purchase agreement to acquire Wash Depot Holdings, Inc. (Wash Depot), an operator of 73 car wash locations in 15 states. Wash Depot, a private company headquartered in Saugus, Massachusetts, presently generates annualized revenues of approximately $109 million. At the completion of the transaction, Mace will become the largest car wash chain in the United States operating 134 car wash locations in 18 states. The Company will be washing approximately 10 million automobiles annually, and servicing approximately 20 million customers annually through its car washes and ancillary car care services. On an annualized run rate basis, Mace anticipates revenues of approximately $170 million and EBITDA of approximately $34 million after planned synergies are achieved. This is a 178% increase to Mace's current total in annualized revenues, and a 240% increase to Mace's current total in EBITDA.

Pursuant to the terms of the agreement, David T. Smith, founder, Chairman and Chief Executive Officer of Wash Depot, will become Mace's President and Chief Operating Officer. Mr. Smith has over 25 years of extensive experience in the acquisition, development, sale and management of real estate assets including residential properties, shopping centers, office buildings and car wash facilities. Previously, Mr. Smith was the founder, Chairman and President of American Home Shield Corporation, a publicly-traded insurance company serving the real estate industry. Mr. Smith will be responsible for overseeing Mace's day to day operations and implementing operational policy.

Closing under the agreement is subject to several conditions, including Mace and Wash Depot shareholder approval, lender consents, review of information to be exchanged between Mace and Wash Depot, antitrust clearance and other typical closing conditions. Though Mace is optimistic that closing will occur, no assurance can be given that the closing conditions will be satisfied.

Louis D. Paolino, Jr., CEO and Chairman of Mace, said, "This is a defining moment for the entire car wash industry. Mace will be the largest car wash chain that has ever been assembled in the United States. The combination of the two companies' operational management teams, coupled with the critical mass of operating and marketing 134 car washes in 18 states, enables us to utilize diverse economies of scale to increase profit margins, while continuing to enhance the operating efficiencies that have already begun to develop at Mace."

Mr. Paolino added, "I am extremely pleased with the appointment of David Smith as our President and Chief Operating Officer. Mr. Smith is highly regarded in the car wash industry as a successful operator and manager of numerous wash locations, as well as in the financial community for his prior performance as a senior executive of several public companies. Mr. Smith, along with Michael Fazio, who will continue as Vice President of Operations, will lead Mace's new operational structure by immediately implementing consistent internal control systems to integrate both companies, as well as executing the roll-out of our future brand name image to all of our car wash locations."
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David T. Smith, Chief Executive Officer of Wash Depot, said, "I look forward to working with Mr. Paolino and Mace's entire management team. What Mace has accomplished in the past 10 months has been very essential for the future development of the car wash business. Mr. Paolino and Mace management have established significant operating standards and fundamentals that will be emulated by all future public companies focusing on the car wash and car care service industries." Mr. Smith also said, "Combined, Mace and Wash Depot will emerge as a performance-based business consisting of a modernized and customer-oriented image with strong internal control systems, highly-experienced management and internal growth that will ultimately revolutionize the entire car wash industry."

Mace's corporate headquarters will stay in Mount Laurel, New Jersey. At the completion of the transaction, Mace will be operating car washes in 18 states including Arizona, California, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Massachusetts, Michigan, Minnesota, Missouri, New Hampshire, New Jersey, Pennsylvania, Tennessee and Texas.

Wash Depot Holdings, Inc., located in Saugus, Massachusetts, was founded in 1995 by its current Chief Executive Officer, David T. Smith, and current Executive Vice President, Andrew Smith. Wash Depot is a full service and exterior only car wash operating company consisting of 73 car washes in 15 states. Of Wash Depot's 73 car wash locations, all contain professional detailing services, 72 contain convenient stores or similar related retail product shops, 15 contain oil and lubrication centers and eight contain gasoline dispensing services.

Mace Security International, Inc. is a provider of car care services, which owns and operates numerous car washes nationwide. The Company, through its wholly owned subsidiary, Innovative Control Systems, Inc., is also a leading manufacturer and supplier of a Windows-based computerized car wash tunnel control system. Additionally, MSI is a leading producer of less lethal defense sprays for the consumer market.

THIS PRESS RELEASE INCLUDES STATEMENTS WHICH MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITATION, RISKS RELATING TO THE FINANCIAL OUTCOMES OF THE PLANNED BUSINESS AND GROWTH STRATEGIES, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED.
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